Exhibit 10.1

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of September 30, 2021 and is entered into by and among ELOXX PHARMACEUTICALS, Inc., a Delaware corporation (“Eloxx”), ZIKANI THERAPEUTICS, INC., a Delaware corporation (“Zikani” and, together with Eloxx and each other Person party hereto as a borrower from time to time, individually or collectively, as the context may require, “Borrower”), ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (“Eloxx ISR” and together with any other Person party hereto from time to time as a guarantor, collectively, the “Guarantors” and each a “Guarantor”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

RECITALS

A.	Borrower has requested the Lenders make available to Borrower loans in an aggregate principal amount of up to Thirty Million Dollars ($30,000,000) (the “Term Loans”); and
B.	The Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Loan Parties, Agent and the Lenders agree as follows:

SECTION 1.  DEFINITIONS AND RULES OF CONSTRUCTION

1.1Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, any Loan Party and a third party bank or other institution (including a Securities Intermediary) in which any Loan Party maintains a Deposit Account or an account holding Investment Property (in any case, excluding the Excluded Accounts) and which grants Agent a perfected first priority security interest in the subject account or accounts, including as provided for in the ISR Security Documents.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing), any product, product line or Intellectual Property of or from any other Person.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by the Borrower.

“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, or (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities.  As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as amended from time to time.

“Amortization Date” means initially, April 1, 2023, provided that if the Equity Milestone is achieved prior to June 30, 2023, such date shall be extended to October 1, 2023, provided further, that if both (x) the Equity Milestone is achieved prior to June 30, 2023 and (y) the Clinical Milestone is achieved prior to April 1, 2023, such date shall be extended to April 1, 2024.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to a Loan Party or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti‑Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC and the Israeli Trading With the Enemy Ordinance, 1939.

“Blocked Person” means any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California, the State of New York or Tel Aviv, Israel are closed for business.

“Cash” means all cash, cash equivalents and liquid funds.

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“Change in Control” means (i) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower in which the holders of Borrower’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower is the surviving entity, or (ii) a transaction whereby a Guarantor ceases to be wholly-owned, directly or indirectly, by Borrower.

“Clinical Milestone” means (a) no Event of Default shall have occurred and be continuing and (b) Borrower shall have announced and delivered supporting documentation satisfactory to Agent that (i) the Phase 2 study evaluating ELX-02 as single agent in the treatment of patients with cystic fibrosis with at least one G542X allele (NCT04135495) has met its primary endpoint and has shown favorable trends across its secondary endpoints and (ii) the combination of ELX-02 and ivacaftor to treat the same patients in the expansion arm in Israel has shown a favorable safety profile and efficacy trends and that such results, when taken together, will support the initiation of a registration directed trial as the next immediate step in development, as determined by the Borrower and the board of directors of the Borrower, and accepted at Agent’s discretion.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.  Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of the Borrower.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

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“Deposit Accounts” means any “deposit account,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Designated Israeli Sub-Account” means, in respect of Eloxx ISR and any obligations to certain landlord(s) or to Bank of Leumi in respect of banking services, p-card and other related services, segregated sub-accounts to its operating account established solely for the purpose of holding cash collateral to secure such respective obligations; provided that (a) such sub-accounts shall be segregated from any operating or general account or other account that is used for any other purpose other than holding cash collateral for such obligations and (b) the funds on deposit in such sub-accounts may not be commingled with any other Cash of Eloxx ISR.

“Due Diligence Fee” means Twenty-Five Thousand Dollars ($25,000), which fee has been paid to the Lenders prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“Equity Milestone” means (a) no Event of Default shall have occurred and be continuing and (b) Borrower shall have delivered evidence satisfactory to Agent (as determined by Agent in its reasonable discretion) that it has received, after the Closing Date and prior to June 30, 2023, unrestricted (including not subject to any clawback, redemption, escrow or similar contractual restrictions) net cash proceeds (not including proceeds from the conversion or cancellation of Indebtedness) in an aggregate amount not less than $35,000,000, which proceeds shall be immediately deposited in a Deposit Account or securities account of Borrower subject to an Account Control Agreement in favor of Agent, from one or more bona fide sales of Equity Interests of Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Accounts” means (a) any Deposit Account that is used solely as a payroll account for the employees of any Loan Party or any of its Subsidiaries or the funds in which consist solely of funds held in trust for any director, officer or employee of such Loan Party or Subsidiary or any employee benefit plan maintained by such Loan Party or Subsidiary or funds representing deferred compensation for the directors and employees of such Loan Party or Subsidiary, collectively not to exceed 150% of the amount to be paid in the ordinary course of business in the then-next payroll cycle, (b) escrow accounts, Deposit Accounts and trust accounts, in each case holding assets that are pledged or otherwise encumbered pursuant to clauses (vi) and (xiv) of the definition of Permitted Liens (but only to the extent required to be excluded pursuant to the underlying documents entered into in connection with such Permitted Liens in the ordinary course of business) or clause (xviii) of the definition of Permitted Liens, (c) accounts containing no (zero) balance, (d) any Deposit Accounts maintained by Eloxx ISR in Israel until the Israeli Account Pledge Requirement is satisfied, whereupon only the Designated Israeli Sub-Accounts shall be “Excluded Accounts” under this clause (d), and (e) any Deposit Account with a balance less than, together with any other Deposit Account excluded pursuant to this clause (e), in the aggregate Fifty-Thousand Dollars ($50,000).

“Excluded Assets” means (i) motor vehicles and other equipment subject to a certificate of title statute, (ii) assets subject to a Lien permitted by clause (vii) of the definition of Permitted Liens for purchase money debt obligations, in each case in favor of a Person other than the Borrower and its Subsidiaries and permitted hereunder, if the contract or other agreement in which such Lien is granted

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prohibits the creation of any other Lien on such assets or creates a right of termination in favor of such Person (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (iii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (other than to the extent that any such prohibition or restriction would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law) (iv) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law), (v) any Excluded Accounts and (vi) any Intellectual Property.

“Existing Lender” means Silicon Valley Bank.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including for the testing, manufacturing, marketing and sales of a Product.

“Governmental Authority” means the government of any nation, any political subdivision thereof, whether state, local, territory, province or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means Eloxx ISR and each other Person party hereto as a guarantor from time to time.

“IIA” is the Israel Innovation Authority of the Israeli Ministry of the Economy.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred eighty (180) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (g) all Contingent Obligations.

“Initial Facility Charge” means One Hundred Twenty Five Thousand Dollars ($125,000), which is payable to the Lenders in accordance with Section 4.1(g).

“Intellectual Property” means all of each Loan Party’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; each Loan Party’s applications therefor and reissues, extensions, or renewals thereof; and each Loan Party’s goodwill associated with any of the foregoing,

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together with each Loan Party’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means (a) any beneficial ownership (including stock, partnership, limited liability company interests, or other securities) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition.

“IRS” means the United States Internal Revenue Service.

“ISR Eloxx Debentures” means the Debenture Fixed Charge Agreement and the Debenture Floating Charge Agreement, including all exhibits and schedules thereto and any Hebrew translation thereof, dated as of the Closing Date, by and between Eloxx ISR and Agent, as amended, restated, supplemented or otherwise modified, from time to time.

“ISR Security Document(s)” means, collectively, the ISR Eloxx Debentures and any other collateral security document entered into governed by the laws of Israel, including all exhibits and schedules thereto and any Hebrew translation thereof, as amended, restated, supplemented or otherwise modified, from time to time.

“Israeli Account Pledge Requirement” means the occurrence of each of the following: (a) each of the accounts of Eloxx ISR (and each other Subsidiary organized or formed in Israel) other than the Designated Israeli Sub-Accounts shall be subject a perfected first priority security in such accounts in favor of the Agent which shall be made by way of amendment to both the Debenture Fixed Charge Agreement and the Debenture Floating Charge Agreement to include the accounts of Eloxx ISR as charged assets and (b) such amendments referred to in clause (a) shall be filed and registered with the Israeli ROC.

“Israeli ROC” means the Israeli Registrar of Companies.

“Joinder Agreements” means for each Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, any Pledge Agreement, any ISR Security Document, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Party” means each Borrower and each Guarantor.

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“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and their Subsidiaries taken as a whole; or (ii) the ability of any Loan Party to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Term Loan Amount” means Thirty Million Dollars ($30,000,000).

“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between Borrower and Agent dated as of April 20, 2020.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Participant Register” has the meaning specified in Section 11.8.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement any Loan Party now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Permitted Acquisition” means any Acquisition by any Loan Party, which is conducted in accordance with the following requirements:

(a)	such Acquisition is of a business or Person or product engaged in a line of business related to that of the Borrower or its Subsidiaries;
(b)

if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of a Loan Party or of a Subsidiary and such Loan Party shall comply, or cause such Subsidiary to comply, with 7.13 hereof or (ii) such Person shall be merged with and into a Loan Party (with the Loan Party being the surviving entity);

(c)	if such Acquisition is structured as the acquisition or in-licensing of assets, such assets shall be acquired by a Loan Party, and shall be free and clear of Liens other than Permitted Liens;
(d)

the Loan Party shall have delivered to the Lenders not less than fifteen (15) nor more than forty five (45) days prior to the date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business, in each case in form and substance satisfactory to the Lenders and demonstrating compliance with the covenants set forth in Section 7.19 hereof on a pro forma basis as if the Acquisition occurred on the first day of the most recent measurement period;

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(e)	both immediately before and after such Acquisition no Event of Default shall have occurred and be continuing;
(f)	such Person or property being so acquired shall be subject to Agent’s first priority Lien, subject to Permitted Liens; and
(g)

the sum of the purchase price of such proposed new Acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by such Loan Party with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, and any contingent acquisition consideration payments paid pursuant to any Acquisition consummated prior to the Closing Date, shall not be greater than $5,000,000 for all such Acquisitions in any fiscal year; provided that Acquisition consideration funded by proceeds from the sale and issuance of a Loan Party’s Equity Interests in a transaction not resulting in a Change in Control, which sale and issuance has a primary purpose to fund such Acquisition, and which sale and issuance is consummated substantially contemporaneously with (and in any event, prior to, but no not more than ninety (90) days prior to) the consummation of such Acquisition (or funded by other equity financing proceeds as approved by Agent in its discretion), shall be disregarded in determining compliance with this clause (g).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event or other change of the Common Stock) purchased by Borrower in connection with the issuance of any Permitted Convertible Debt and as may be amended in accordance with its terms; provided that, the net purchase price of any such call option transaction less the amount received by Borrower in respect of any Permitted Warrant Transaction in connection with such issuance of Permitted Convertible Debt shall not exceed 20% of the gross proceeds to Borrower from such issuance of Permitted Convertible Debt; provided further that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by Borrower.

“Permitted Convertible Debt” means Indebtedness of the Borrower that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of Common Stock (or other securities or property following a merger event or other change of the Common Stock), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such Common Stock or such other securities); provided that such Indebtedness shall (a) not require any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, one hundred eighty (180) days after the Term Loan Maturity Date, (b)  be unsecured, (c) be on terms and conditions customary for Indebtedness of such type, as determined in good faith by the Borrower; and (d) not be guaranteed by any Subsidiary of Borrower; provided further, that any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of Borrower (or any of its Subsidiaries) (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default or cross-acceleration provision.

“Permitted Indebtedness” means:

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(i)Indebtedness of any Loan Party in favor of the Lenders or Agent arising under this Agreement or any other Loan Document;

(ii)Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;

(iii)Indebtedness of up to $400,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness;

(iv)Indebtedness to trade creditors incurred in the ordinary course of business

(v)Indebtedness incurred in the ordinary course of business with corporate credit cards in an amount not to exceed $500,000 at any time outstanding;

(vi)Indebtedness that also constitutes a Permitted Investment;

(vii)Subordinated Indebtedness;

(viii)reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of a Loan Party or a Subsidiary thereof in an amount not to exceed $500,000 at any time outstanding;

(ix)Indebtedness consisting of financing of insurance premiums in the ordinary course of business;

(x)Indebtedness under interest rate or foreign currency exchange agreements, commodity price protection agreements or other similar agreements entered into by any Loan Party in the ordinary course of business;

(xi)other unsecured Indebtedness in an amount not to exceed $500,000 at any time outstanding;

(xii)intercompany Indebtedness as long as each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Loan Party or a Subsidiary that has executed a Joinder Agreement;

(xiii)Permitted Convertible Debt not to exceed $150,000,000 in an aggregate principal amount at any one time outstanding; and

(xiv)extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon a Loan Party or its Subsidiary, as the case may be, except to the extent of any premiums or penalties, accrued and unpaid interest thereof and reasonable fees and expenses associated with such extensions, refinancings and renewals.

“Permitted Investment” means:

(i)Investments existing on the Closing Date which are disclosed in Schedule 1B;

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(ii)(a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (d) money market accounts and (e) other Investments described in the Borrower’s investment policy as approved by Agent in writing (it being understood that the investment policy provided to Agent prior to the Closing Date shall be deemed approved in writing) and the Borrower’s board of directors from time to time;

(iii)repurchases of shares or stock from former employees, directors, or consultants of a Loan Party under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $350,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist immediately after giving effect to the repurchases;

(iv)Investments accepted in connection with Permitted Transfers;

(v)Investments (including debt obligations) (a) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent or doubtful obligations of, and other disputes with, customers or suppliers arising in the ordinary course of any Loan Party’s business, (b) consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (c) any “at the market” securities issued and purchased pursuant to the Borrower’s current “at the market” facility and similar facilities;

(vi)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of a Loan Party in any Subsidiary;

(vii)Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee share or stock purchase plans or other similar agreements approved by Borrower’s board of directors;

(viii)Investments consisting of travel advances, relocation loans, and other loan advances (or guarantees thereof) to employees, officers and directors in the ordinary course of business;

(ix)Investments in newly-formed Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement promptly after its formation by a Loan Party and execute such other documents as shall be reasonably requested by Agent;

(x)Investments in Loan Parties, subject to compliance with Section 7.17;

(xi)Investments in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $500,000 per fiscal year;

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(xii)joint ventures or strategic alliances in the ordinary course of a Loan Party’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Loan Parties do not exceed $500,000 in the aggregate in any fiscal year;

(xiii)Investments consisting of Permitted Acquisitions;

(xiv)Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms; and

(xv)additional Investments that do not exceed $500,000 in the aggregate;

provided that notwithstanding any of the foregoing, until the Israeli Account Pledge Requirement is satisfied, the maximum aggregate amount of Investments permitted to be made to Eloxx ISR (or any other Subsidiary organized or formed in Israel) shall be $500,000.

“Permitted Liens” means:

(i)Liens in favor of Agent or the Lenders arising under this Agreement or any other Loan Document;

(ii)Liens existing on the Closing Date which are disclosed in Schedule 1C;

(iii)Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings; provided, that Borrower (or the applicable Loan Party) maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;

(iv)Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business and imposed without action of such parties; provided, that the payment thereof is not yet required;

(v)Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

(vi)Deposits to secure the performance of obligations (including by way of deposits secure letters of credit issued to secure the same) under clinical and commercial supply and/or manufacturing agreements entered into in the ordinary course of business and the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(vii)Liens on Equipment, software or other intellectual property constituting purchase money Liens and Liens in connection with capital or finance leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;

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(viii)Liens incurred in connection with Subordinated Indebtedness;

(ix)leasehold interests in leases or subleases and licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(x)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(xi)Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(xii)statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;

(xiii)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(xiv)Liens on Cash securing obligations permitted under clause (viii) of the definition of Permitted Indebtedness in an aggregate amount not to exceed $525,000 at any time;

(xv)Licenses permitted hereunder;

(xvi)any encumbrances in favor of the IIA;

(xvii)Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase except to the extent of any premiums or penalties, accrued and unpaid interest thereon and reasonable fees and expenses associated with such extensions, refinancings and renewals; and

(xviii)Liens on Cash securing (x) obligations to certain landlord(s) of Eloxx ISR in an aggregate amount not to exceed $50,000; provided that following the satisfaction of the Israeli Account Pledge Requirement, the Liens described in this clause (x) securing such obligations shall limited solely to a Designated Israeli Sub-Account; (y) obligations of Eloxx ISR to Bank of Leumi in respect of certain banking services, p-card and other related services in an aggregate amount not to exceed $15,000; provided that following the satisfaction of the Israeli Account Pledge Requirement, the Liens described in this clause (y) securing such obligations shall limited solely to a Designated Israeli Sub-Account; and (z) obligations owing to Silicon Valley Bank in respect of certain banking services, p-card and other related services in an aggregate amount not to exceed $50,000; provided that the Liens described in this clause (z) securing such obligations shall limited solely to the accounts numbered 3301382885 or 3303486867 maintained with Silicon Valley Bank.

“Permitted Transfers” means:

(i)Sales, transfers or dispositions of Inventory in the ordinary course of business,

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(ii)licenses, sublicenses and similar arrangements for the use of Intellectual Property in the ordinary course of business on arm’s length terms that could not result in legal transfer of title of the licensed property that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the ordinary course of business,

(iii)dispositions of worn-out, obsolete or surplus Equipment at fair market value (as reasonably determined by Borrower) in the ordinary course of business, and

(iv)other Transfers of assets having a fair market value of not more than $500,000 in the aggregate in any fiscal year.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Common Stock (or other securities or property following a merger event or other change of the Common Stock) and/or cash (in an amount determined by reference to the price of such Common Stock) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that (x) that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined in good faith by the Borrower and (y) such call option transaction would be classified as an equity instrument in accordance with GAAP.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof, between Borrower and Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified from time to time, and any other pledge agreement entered into to secure the Secured Obligations.

“Products” means all pharmaceuticals, therapeutics, R&D platforms, products, software, service offerings, technical data or technology currently being designed, manufactured or sold by any Loan Party or which any Loan Party intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all pharmaceuticals, therapeutics, R&D platform, products, software, service offerings, technical data or technology that have been sold, licensed or distributed by a Loan Party since its organization.

“Qualified Cash” means the amount of Borrower’s unrestricted Cash held in accounts in the United States subject to an Account Control Agreement in favor of Agent.

“Qualified Cash A/P Amount” means the amount of Borrower’s and its Subsidiaries’ accounts payable that have not been paid within one hundred eighty (180) days from the invoice date of the relevant account payable.

“Receivables” means (a) all of each Loan Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (b) all customer lists, software, and business records related thereto.

“Redemption Conditions” means, with respect to any payment of cash in respect of the principal amount of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times

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after such redemption, Borrower’s Qualified Cash shall be no less than 120% of the outstanding Secured Obligations.

“Register” has the meaning specified in Section 11.7.

“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SBA Funding Date” means each date on which a Lender which is an SBIC funds any portion of the Term Loans.

“Secured Obligations” means each Loan Party’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion.  For the avoidance of doubt Permitted Convertible Debt shall not constitute Subordinated Indebtedness.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which any Loan Party owns or controls, either directly or indirectly, 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including the Israeli Income Tax Ordinance, 5721-1961, and the Israeli Value Added Tax Law, 5735-1975, and including any interest or linkage paid in connection therewith, additions to tax or penalties applicable thereto.

“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

“Term Loan Advance” means each Tranche 1 Advance, Tranche 2 Advance and Tranche 3 Advance and any other Term Loan funds advanced under this Agreement.

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“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) the prime rate as reported in The Wall Street Journal plus 6.25%, and (ii) 9.50%.

“Term Loan Maturity Date” means April 1, 2025; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by any Loan Party or in which any Loan Party now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Tranche 2 Facility Charge” means an amount equal to one percent (1.00%) of the Tranche 2 Advance funded, which is payable to the Lenders in accordance with Section 4.2(d).

“Tranche 3 Facility Charge” means an amount equal to one percent (1.00%) of the Tranche 3 Advances funded, which is payable to the Lenders in accordance with Section 4.2(d).

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

1.2 The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Claims	11.11
Collateral	3.1
Confidential Information	11.13
Eloxx	Preamble
Eloxx ISR	Preamble
End of Term Charge	2.6
Event of Default	9

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Financial Statements	7.1
Guarantor	Preamble
Guaranteed Obligations	12.1
IIA Grants	5.15
Indemnified Person	6.3
Israeli Guarantee Law	12.2
Israeli Insolvency Law	9.5
Israeli ROC	3.4
Israeli Companies Law	11.20
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Open Source License	5.10
Participant Register	11.8
Prepayment Charge	2.5
Process Letter	Addendum 4
Publicity Materials	11.19
Register	11.7
Rights to Payment	3.1
SBA	7.14
SBIC	7.14
SBIC Act	7.14
Tranche 1 Advance	2.2(a)
Tranche 2 Advance	2.2(a)
Tranche 3 Advance	2.2(a)
Zikani	Preamble

1.3Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement.  Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a

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different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.4Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 2.  THE LOAN

2.1[Reserved]

2.2Term Loan.

(a)Advances.

(i)Subject to the terms and conditions of this Agreement, the Lenders will severally (and not jointly) make in an amount not to exceed their respective Term Commitments, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to Twelve Million Five Hundred Thousand Dollars ($12,500,000) on the Closing Date (the “Tranche 1 Advance”).

(ii)Subject to the achievement of the Clinical Milestone and the terms and conditions of this Agreement, beginning on the date the Clinical Milestone is satisfied and continuing through August 15, 2022, Borrower may request and the Lenders shall severally (and not jointly) make an additional Term Loan Advance in an aggregate principal amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Tranche 2 Advance”).

(iii)Subject to the terms and conditions of this Agreement and conditioned on approval by the Lenders’ investment committee in its sole and unfettered discretion, prior to the Amortization Date, Borrower may from time to time request additional Term Loan Advances in an aggregate principal amount up to Ten Million Dollars ($10,000,000) (each, a “Tranche 3 Advance”).  Each such Tranche 3 Advance shall be in a principal amount of at least Five Million Dollars ($5,000,000), or if the amount available to be borrowed under the Tranche 3 Advance is less than Five Million Dollars ($5,000,000), then such lesser amount.

(iv)The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount.

(b) Advance Request.  To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date (in the case of any Term Loan Advance requested to be made on the Closing Date) and at least five (5)

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Business Days before each Advance Date other than the Closing Date) to Agent.  The Lenders shall fund each Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.

(c)Interest.

(i)Term Loan Interest Rate.  The principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date in an amount equal to the product of the outstanding Term Loan principal balance multiplied by the Term Loan Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed.  The Term Loan Interest Rate set forth in this Agreement will float and change on the day the prime rate changes from time to time.

(ii)[Reserved]

(d)Payment.  Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date.  Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid.  Any remaining outstanding Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date.  Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense.  If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.  The Lenders will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to the Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or the Lenders in connection with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Lenders, Borrower shall pay to the Lenders such amount in full in immediately available funds within three (3) Business Days.

2.3Maximum Interest.  Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”).  If a court of

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competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows:  first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4Default Interest.  In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(c) plus four percent (4%) per annum.  In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(c) or Section 2.4, as applicable.

2.5Prepayment.  At its option, Borrower may prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: with respect to each Advance, if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3.00%; after twelve (12) months but on or prior to twenty four (24) months, 2.00%; and thereafter, 1.00% (each, a “Prepayment Charge”).  Borrower agrees that the Prepayment Charge is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and the Lenders agree to waive the Prepayment Charge if Agent and the Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date.  Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion.  For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

2.6End of Term Charge.

(a)On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.5, Borrower shall pay the Lenders a charge equal to 6.55% of the original principal amount of such Term Loan Advances being prepaid.

(b)On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable (including by acceleration of the Secured Obligations during an Event of Default pursuant to Section 10), Borrower shall pay the Lenders a charge equal to 6.55% of the aggregate original principal amount of all Term Loan Advances made hereunder minus the aggregate amount of

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payments made pursuant to Section 2.6(a) (collectively with any charge made pursuant to Section 2.6(a), the “End of Term Charge”).

(c)Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by the Lenders as of each such date an applicable Term Loan Advance is made.  For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.

2.7Pro Rata Treatment.  Each payment (including prepayment) on account of any fee and any reduction of the Term Loans shall be made pro rata according to the Term Commitments of the relevant Lender.

2.8Taxes; Increased Costs.  Loan Parties, the Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.

2.9Treatment of Prepayment Charge and End of Term Charge.  Each Loan Party agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date.  The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means.  Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration.  Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) each Loan Party shall be estopped from claiming differently than as agreed to in this paragraph.  Each Loan Party expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loans.

SECTION 3.  SECURITY INTEREST

3.1As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party grants to Agent a security interest in all of such Loan Party’s right, title, and interest in, to and under all of such Loan Party’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”):  (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and (j) all other tangible and intangible personal property (other than Intellectual Property) of such Loan Party whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan

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Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment, and to the extent such Intellectual Property is owned by Eloxx ISR and is funded by the IIA, the creation of such security interest shall be subject to the written approval of the IIA.

3.2Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include any Excluded Assets.

3.3The lien and security interest created hereunder shall be automatically released (a) with respect to all Collateral upon the payment in full of all Secured Obligations in accordance with this Agreement (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), (b) with respect to other Intellectual Property licensed under an exclusive license permitted under the terms of this Agreement, to the extent such counterparty requests such release, or (c) if otherwise approved, authorized or ratified in writing by Agent in its sole discretion.  Upon such release, Agent shall, upon the reasonable request and at the sole cost and expense of Borrower, assign, transfer and deliver to Borrower, against receipt and without recourse to or warranty by Agent, except as to the fact that Agent does not continue to encumber the released assets, such Collateral or any part thereof, which shall be released in accordance with customary documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the release of such Collateral.

3.4The Guarantor shall release all existing liens over assets of Eloxx ISR registered with the Israeli ROC in favor of SVB other than Permitted Liens, within thirty (30) Business Days following the Closing Date, and to deliver to the Lenders satisfactory evidence of registration in the Israeli ROC of the pledges pursuant to the ISR Security Documents.

SECTION 4.  CONDITIONS PRECEDENT TO LOAN

The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1Initial Advance.  On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a)executed copies of the Loan Documents, Account Control Agreements, together with copies of all executed closing deliverables required pursuant to the terms thereof, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b)a legal opinion of Borrower’s US counsel in form and substance reasonably acceptable to Agent, and a legal opinion of Loan Parties’ Israeli counsel;

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(c)certified copy of resolutions of each Loan Party’s board of directors evidencing approval of the Loan and other transactions evidenced by the Loan Documents;

(d)certified copies of the Certificate of Incorporation, the Bylaws, and the Articles of Association (as applicable), as amended through the Closing Date, of each Loan Party;

(e)a certificate of good standing (or foreign equivalent or insolvency search, as applicable) for each Loan Party from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(f)a perfection certificate of the Loan Parties, collectively, together with duly executed signatures thereto;

(g)a duly executed payoff letter from the Existing Lender relating to that certain Loan and Security Agreement, dated as January 30, 2019, by and between the Existing Lender and the Borrower and the Guarantor (as a co-borrower), as the same has been amended, restated or otherwise modified from time to time, which payoff letter includes release letters to the Israeli Registrar of Companies releasing all existing pledges over the collateral under such Loan and Security Agreement;

(h)certified copies, dated as of a recent date, of searches for financing statements filed in the central filing office of the State of Delaware or the District of Columbia, accompanied by evidence satisfactory to the Agent that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan Advance, will be terminated or released;

(i)customary Intellectual Property search results with respect to the Loan Parties;

(j)[reserved];

(k)payment of the Initial Facility Charge and reimbursement of Agent’s and the Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(l)all certificates of insurance and copies of each insurance policy required hereunder;

(m)four original copies of Forms 10 of the Israeli ROC, executed by an officer of Eloxx ISR;

(n)copies of each ISR Security Document, together with all executed closing deliverables required pursuant to the terms thereof delivered to Yigal Arnon & Co;

(o)copy of the notice of pledge with respect to the Pledge Agreement to be filed with the Israeli Registrar of Pledges;

(p)a Process Letter in accordance with clause (f) of Addendum 4; and

(q)such other documents as Agent may reasonably request.

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4.2All Advances.  On each Advance Date:

(a)Agent shall have received an Advance Request for the relevant Advance as required by Section 2.2(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer;

(b)the representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

(c)the Loan Parties shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing;

(d)with respect to any Tranche 2 Advance or Tranche 3 Advance, the Loan Parties shall have paid the Tranche 2 Facility Charge or Tranche 3 Facility Charge, as applicable; and

(e)each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3No Default.  As of the Closing Date and each Advance Date, (a) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (b) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

4.4Post-Closing Deliveries.  Loan Parties shall deliver the documents or satisfy the conditions, as applicable, in accordance with Schedule 4.4 hereto.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF the Loan Parties

Each Loan Party represents and warrants that:

5.1Corporate Status.  Each Loan Party is duly organized, legally existing and in good standing under the laws its state of incorporation or formation (as applicable), and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect.  No Guarantor has been warned to be or declared a "violating company" with the Israeli ROC. Each Loan Party’s present name, former names (if any), locations, place of formation, Tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by the Loan Parties in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2Collateral.  Each Loan Party owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens and all existing liens over assets of Eloxx ISR in favor of the Existing Lender provided that such liens shall be released in accordance with Section 4.4.  Each Loan Party has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

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5.3Consents.  Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate action of such Loan Party, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of such Loan Party’s Certificate or Articles of Incorporation (as applicable), bylaws, Articles of Association (as applicable) or any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and (iv) except as described on Schedule 5.3, do not violate any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained.  The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4Material Adverse Effect.  No event that has had or would reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Loan Party is aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5Actions Before Governmental Authorities.  There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or its property, that is reasonably expected to result in a Material Adverse Effect.

5.6Laws.

(a)No Loan Party nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default is reasonably expected to result in a Material Adverse Effect.  No Loan Party is in default in any material manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.

(b)No Loan Party nor any of its Subsidiaries is required to register as an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  No Loan Party nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Each Loan Party with activities in the United States has complied in all material respects with the Federal Fair Labor Standards Act.  No Loan Party nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  No Loan Party’s nor any of its Subsidiaries’ properties or assets has been used by such Loan Party or such Subsidiary or, to any Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws.  Each Loan Party and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(c)No Loan Party, any of its Subsidiaries, or to any Loan Party’s knowledge, any of its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in

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any Anti-Terrorism Law, or (iii) is a Blocked Person.  No Loan Party, any of its Subsidiaries, or to the knowledge of any Loan Party, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.  None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7Information Correct and Current.  No written information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Loan Party to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such written information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by the Loan Parties to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to the Loan Parties, and (ii) the most current of such projections provided to Borrower’s board of directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, that actual results may differ).

5.8Tax Matters.  Except as described on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9Intellectual Property Claims.  The Loan Parties are the sole owner of, or otherwise have the right to use, the Intellectual Property material to their business.  Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to a Loan Party that any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of the Loan Parties’ Patents, registered Trademarks, registered Copyrights, and material agreements under which a Loan Party licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by a Loan Party, in each case as of the Closing Date. The Loan Parties are not in material breach of, nor

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have the Loan Parties failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10Intellectual Property.

(a)The Loan Parties have all material rights with respect to Intellectual Property necessary or material in the operation or conduct of their business as currently conducted and proposed to be conducted by the Loan Parties.  Without limiting the generality of the foregoing, and in the case of material Licenses, except for restrictions that are unenforceable under Division 9 of the UCC or other applicable law, the Loan Parties have the right, to the extent required to operate their business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of their business as currently conducted and currently proposed to be conducted by them, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and the Loan Parties, to the Loan Parties’ knowledge, own or have the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software that are material to their business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Products except customary covenants in inbound license agreements and equipment leases where a Loan Party is the licensee or lessee.

(b)No material software or other materials used by any Loan Party (or used in any Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that does could require disclosure or distribution in source code form.

5.11Products.  Except as described on Schedule 5.11, no Intellectual Property owned by a Loan Party or Product has been or is subject to any actual or, to the knowledge of Loan Parties, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner any Loan Party’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Loan Parties or Products.  No Loan Party has received any written notice or claim, or, to the knowledge of Loan Parties, oral notice or claim, challenging or questioning any Loan Party’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Loan Parties’ knowledge, is there a reasonable basis for any such claim.  To the Loan Parties’ knowledge, neither the Loan Parties’ use of its Intellectual Property nor the production and sale of Products materially infringes the Intellectual Property or other rights of others.

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5.12Financial Accounts.  Exhibit D, as may be updated by the Loan Parties in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which any Loan Party or any Subsidiary maintains Deposit Accounts and (b) all institutions at which any Loan Party or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13Employee Loans.  No Loan Party has outstanding loans to any employee, officer or director of such Loan Party nor has any Loan Party guaranteed the payment of any loan made to an employee, officer or director of such Loan Party by a third party, except as permitted by the Loan Documents.

5.14Capitalization and Subsidiaries.  The Loan Parties do not own any stock, partnership interest or other securities of any Person, except for Permitted Investments.  Attached as Schedule 1, as may be updated by the Loan Parties in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15The Israel Innovation Authority and Investment Center.  As of the Closing Date, no Loan Party has received any grants, funds or benefits (including, but not limited to, tax benefits) from the IIA (formerly known as, the Office of Chief Scientist) or Investment Center, or the Binational Industrial Research and Development Foundation or any other Governmental Authority (“IIA Grants”) except as provided in Schedule 5.15.  No Loan Party is obligated to pay any royalties or any other payments to the IIA or Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority, except as provided in Schedule 5.15. The transactions contemplated under this Agreement, and any other Loan Document are not subject to any right and do not require the approval of the Israel Innovation Authority or Investment Center or the Binational Industrial Research and Development Foundation or any other Governmental Authority, except as provided in Schedule 5.15.

SECTION 6.  INSURANCE; INDEMNIFICATION

6.1Coverage.  The Loan Parties shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Loan Parties’ line of business.  Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3.  The Loan Parties must maintain a minimum of $2,000,000 (or foreign currency equivalent, if applicable) of commercial general liability insurance for each occurrence.  The Loan Parties have and agree to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate.  So long as there are any Secured Obligations outstanding, the Loan Parties shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.  If any Loan Party fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral.  Agent will make reasonable efforts to provide Loan Parties with notice of Agent

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obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2Certificates.  The Loan Parties shall deliver to Agent certificates of insurance that evidence their compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2.  The Loan Parties’ insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that the Loan Parties may acquire from such insurer.  Subject to Section 4.4, attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance.  All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient).  Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.  The Loan Parties shall provide Agent with copies of each insurance policy other than any director’s and officer’s insurance policies of the Loan Parties, and upon entering or amending any insurance policy required hereunder, Loan Parties shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3Indemnity.  Each Loan Party agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct.  This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.

SECTION 7.  COVENANTS OF the Loan Parties

Each Loan Party agrees as follows:

7.1Financial Reports.  The Loan Parties shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)within thirty (30) days after the end of each month, unaudited interim and year-to-date financial statements of the Borrower as of the end of such month (prepared on a consolidated

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basis, if applicable), including balance sheet and related statements of income accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s (or, if consolidated, the relevant Loan Party’s) Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)within forty-five (45) days after the end of each fiscal quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or any other duly authorized officer or director to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c)within ninety (90) days after the end of each fiscal year, unqualified (other than a going concern qualification or limitation) audited financial statements as of the end of such year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d) as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit E;

(e)[reserved];

(f)promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its preferred stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange;

(g)[reserved];

(h)as soon as practicable (and in any event within 60 days) following receipt of any new IIA Grants, a list of any such new IIA Grant;

(i)financial and business projections promptly following their approval by Borrower’s board of directors, and in any event, within 60 days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent; and

(j)immediate notice if any Loan Party or any Subsidiary has knowledge that any Loan Party, or any Subsidiary or Affiliate of any Loan Party, is listed on the OFAC Lists or (a) is

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convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

No Loan Party shall (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of each Loan Party shall end on December 31.

The executed Compliance Certificate, and all Financial Statements required to be delivered pursuant to clauses (a), (b), (c) and (d) shall be sent via e-mail to financialstatements@htgc.com with a copy to legal@htgc.com, jbourque@htgc.com and jmiotti@htgc.com; provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: Eloxx Pharmaceuticals, Inc.

Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower files such documents with the SEC and such documents are publicly available on the SEC’s EDGAR filing system or any successor thereto, provided, however, for any such documents other than the documents required to be delivered under Sections 7.1(b) and (c), Borrower shall promptly notify Agent in writing (which may be by electronic mail) of the filing of any such documents with the SEC.

7.2Management Rights.  The Loan Parties shall permit any representative that Agent or the Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Loan Parties at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year.  In addition, any such representative shall have the right to meet with management and officers of the Loan Parties to discuss such books of account and records.  In addition, Agent or the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Loan Parties concerning significant business issues affecting the Loan Parties.  Such consultations shall not unreasonably interfere with the Loan Parties’ business operations.  The parties intend that the rights granted Agent and the Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or the Lenders with respect to any business issues shall not be deemed to give Agent or the Lenders, nor be deemed an exercise by Agent or the Lenders of, control over the Loan Parties’ management or policies and the Loan Parties shall have no obligation to act upon or follow any such advice or recommendation.

7.3Further Assurances.  Each Loan Party shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein.  Any Loan Party shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby.  In addition, and for such purposes only, each Loan Party hereby authorizes Agent to execute and deliver on its behalf and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the

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signature of the Loan Parties either in Agent’s name or in the name of Agent as agent and attorney-in-fact for the Loan Parties.  In furtherance of the foregoing, the Loan Parties shall use their best efforts to deliver evidence reasonably satisfactory to the Agent that the Israeli Account Pledge Requirement has been satisfied within sixty (60) days of the Closing Date.  Each Loan Party shall protect and defend its title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens.

7.4Indebtedness.  No Loan Party shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on any Loan Party an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) in connection with refinancing or replacement of Permitted Indebtedness, (c) purchase money Indebtedness pursuant to its then applicable payment schedule, (d) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party or (e) as otherwise permitted hereunder or approved in writing by Agent.

Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Common Stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, Common Stock, following a merger event or other change of the Common Stock, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by Borrower for the purposes of this Section 7.4; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Common Stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of Common Stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased,

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exchanged or converted, Borrower shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.5Collateral.  Each Loan Party shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in the Loan Parties’ business or in which the Loan Parties now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of $500,000 affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property (other than Permitted Liens under clauses (iii), (iv), (v), (vii), (x), (xv) or (xvi) of the definition thereof).  No Loan Party shall agree with any Person other than Agent or the Lenders not to encumber its property. No Loan Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements.  Each Loan Party shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and each Loan Party shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property (other than Permitted Liens under clauses (iii), (iv), (v), (vii), (x), (xv) or (xvi) of the definition thereof)), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets that is reasonably likely to result in damages, expenses or liabilities in excess of $500,000.

7.6Investments.  No Loan Party shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments.

7.7Distributions.  No Loan Party shall, nor shall allow any Subsidiary to, (a) repurchase or redeem any class of shares, stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make other distributions to any Loan Party or any Subsidiary thereof, (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $500,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $500,000 in the aggregate.

Notwithstanding the foregoing, Borrower may (A) pay the purchase price of any Permitted Bond Hedge Transaction or (B) settle, unwind or terminate all or any portion of any Permitted Warrant Transaction by (I) set-off against the concurrent settlement, unwind or other termination of all or any portion of any related Permitted Bond Hedge Transaction or (II) delivery of Common Stock.

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Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, Common Stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Common Stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment; provided further that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment is not offset by an exercise or early unwind or settlement of a corresponding portion of the Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Bond Hedge Transaction relating to such Permitted Convertible Debt), the payment of such excess cash shall not be permitted by the preceding sentence.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of Common Stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of Common Stock and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that is so repurchased, exchanged or converted, Borrower shall exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.8Transfers.  Except for Permitted Transfers and Permitted Investments that constitute Permitted Transfers, no Loan Party shall, nor shall allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9Mergers and Consolidations.  No Loan Party shall merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Loan Party into another Subsidiary or into a Loan Party or (b) a Loan Party into another Loan Party).

7.10Taxes.  Each Loan Party shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against any Loan Party, any of its Subsidiaries or the Collateral or upon any Loan Party’s or any of its Subsidiaries’ ownership, possession, use, operation or disposition thereof or upon any Loan Party’s or any of its Subsidiaries’ rents, receipts or earnings arising therefrom.  Each Loan Party shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns

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required to be filed.  Notwithstanding the foregoing, any Loan Party may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which such Loan Party and its Subsidiaries maintain adequate reserves in accordance with GAAP.

7.11Corporate Changes.  No Loan Party nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent.  No Loan Party nor any Subsidiary shall suffer a Change in Control. No Loan Party shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America or Israel.  No Loan Party nor any Subsidiary shall relocate any item of Collateral (other than (w) relocations of drug products and related materials in the ordinary course of business, (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $750,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit B to another location described on Exhibit B) unless (i) such relocation is within the continental United States of America, Australia, Israel, or Europe and (ii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent.

7.12Deposit Accounts.  No Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement.  Notwithstanding the foregoing, the Borrower and its Subsidiaries shall not be required to obtain an Account Control Agreement with respect to Excluded Accounts.

7.13Joinder.  Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement; provided, however, that the such joinder shall not be required if the Agent determines (in its sole discretion but in consultation with Borrower) that the benefit from the entry into such Joinder Agreement is outweighed by the undue burden and expense to Borrower.

7.14SBA.  One or more affiliates of Agent have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Loan to Borrower may be by a Lender that is a SBIC. Addendum 2 to this Agreement outlines various responsibilities of Agent, each Lender and Borrower associated with a loan made by a SBIC, and such Addendum 2 is hereby incorporated in this Agreement.

7.15Notification of Event of Default.  Borrower shall notify Agent immediately of the occurrence of any Event of Default.

7.16Use of Proceeds.  Borrower agrees that the proceeds of the Loans shall be used solely to refinance existing indebtedness, to pay related fees and expenses in connection with this Agreement and, for working capital and general corporate purposes.  The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.17Limitation on Cash Outside of the United States. The aggregate amount of all Cash and Cash Equivalents maintained outside of the United States by the Loan Parties and their Subsidiaries shall not exceed (a) $1,200,000 until the Israeli Account Pledge Requirement is satisfied and (b) $3,000,000 at any time thereafter.

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7.18Compliance with Laws.

(a)Each Loan Party shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required Governmental Approvals.

(b)No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  No Loan Party nor any of its Subsidiaries shall, nor shall any Loan Party or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

(c)Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party’s its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(d)No Loan Party, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of such Loan Party, any agent for such Loan Party or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.19Minimum Qualified Cash.  At all times from the Loan Closing and prior to August 15, 2022, Borrower shall maintain Qualified Cash of at least $6,250,000 plus the Qualified Cash A/P Amount.  Commencing August 15, 2022 and at all times thereafter until Borrower has achieved either the Equity Milestone or the Clinical Milestone, Borrower shall maintain Qualified Cash of at least $10,000,000 plus the Qualified Cash A/P Amount; provided that at such time that Borrower has achieved either the Equity Milestone or the Clinical Milestone, and at all times thereafter, the Borrower shall maintain Qualified Cash of at least $6,250,000 plus the Qualified Cash A/P Amount.

7.20Intellectual Property.  Each Loan Party shall (i) protect, defend and maintain the validity and enforceability of its material Intellectual Property; (ii) promptly advise Agent in writing of material infringements of its material Intellectual Property; and (iii) not allow any Intellectual Property material to Loan Parties’ business to be abandoned, forfeited or dedicated to the public without Agent’s written consent.

7.21Transactions with Affiliates.  Each Loan Party shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with

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any Affiliate of such Loan Party or such Subsidiary on terms that are less favorable to such Loan Party or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of such Loan Party or such Subsidiary other than (i) Permitted Investments, (ii) reasonable and customary fees paid to board members and (iii) board-approved compensation arrangements for officers and other employees.

SECTION 8.  RESERVED

SECTION 9.  EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1Payments.  Any Loan Party fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or the Lenders or any Loan Party’s bank if such Loan Party had the funds to make the payment when due and makes the payment within three (3) Business Days following such Loan Party’s knowledge of such failure to pay; or

9.2Covenants.  Any Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6 and 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 and 7.21) or any other Loan Document, Agent and the Lenders, such default continues for more than fifteen (15) days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to the Loan Parties and (ii) any Loan Party has actual knowledge of such default or (b) with respect to a default under any of Sections 6 and 7.1, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14 7.15, 7.16, 7.17, 7.18, 7.19, 7.20 and 7.21 the occurrence of such default; or

9.3Material Adverse Effect.  A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect; provided that solely for purposes of this Section 9.3, the following events shall not, in and of themselves, constitute a Material Adverse Effect: (a) adverse results or delays in any nonclinical or clinical trial, (b) failure to achieve the Equity Milestone or the Clinical Milestone or any other clinical or non-clinical trial goals or objectives, including, without limitation, the failure to demonstrate the desired safety or efficacy of any drug or companion diagnostic, (c) the denial, delay or limitation of approval of, or taking of any other regulatory action by, the United States Food and Drug Administration or any other governmental entity with respect to any drug or companion diagnostic or (d) a change in or discontinuation of a strategic partnership or other collaboration or license arrangement; or

9.4Representations.  Any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5Insolvency.  Borrower, and with respect to the Guarantors, as the following may apply under the Insolvency and Economic Rehabilitation Law, 2018 (“Israeli Insolvency Law”), (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment,

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liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of a Loan Party or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of a Loan Party; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) a Loan Party or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against a Loan Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of a Loan Party being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) a Loan Party shall file any answer admitting or not contesting the material allegations of a petition filed against such Loan Party in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of the applicable Loan Party, of any trustee, receiver or liquidator of a Loan Party or of all or any substantial part of the properties of such Loan Party without such appointment being vacated; or (vi) with respect to Guarantors, any step is taken with a view to the suspension of payments, a moratorium or a composition, compromise, assignment or similar arrangement with any of its creditors and including the filing for a motion to initiate proceedings under the Israeli Insolvency Law; or

9.6Attachments; Judgments.  Any portion of the assets of the Loan Parties is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not been rejected by such insurance carrier), individually or in the aggregate, of at least $750,000, and such judgment remains unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof, or any Loan Party is enjoined or in any way prevented by court order from conducting any material part of its business; or

9.7Other Obligations.  (i) The occurrence of any default under any agreement or obligation of any Loan Party involving any Indebtedness in excess of $750,000, or any other material agreement or obligation if a Material Adverse Effect would reasonably be expected to result from such default, or (ii) any “fundamental change” (howsoever defined, but excluding any “make-whole fundamental change”) occurs under the indenture governing any Permitted Convertible Debt or (iii) the early termination of any Permitted Bond Hedge Transaction or Permitted Warrant Transaction by the counterparty thereto, due to a breach or default by any Loan Party or Subsidiary thereof (except to the extent such early termination requires only the issuance of Equity Interests by Borrower), if such termination would require Borrower to pay in excess of $750,000; or

9.8Governmental Approvals.  Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner or not renewed for a full term, where such revocation, rescission, suspension, modification or non-renewal has, or would reasonably be expected to have, a Material Adverse Effect.

SECTION 10.  REMEDIES

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10.1General.  Upon and during the continuance of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act).  Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact to:  (a) exercisable following the occurrence of an Event of Default, (i) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or such Loan Party’s name, as Agent may elect, including with respect to the Guarantors, under the Israeli Insolvency Law); (iii) make, settle, and adjust all claims under such Loan Party’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to a Loan Party; and (b) regardless of whether an Event of Default has occurred, (i) endorse a Loan Party’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly.  Each Loan Party hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated.  Agent’s foregoing appointment as such Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated.  Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral.  All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2Collection; Foreclosure.  Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect.  Any such sale may be made either at public or private sale at its place of business or elsewhere.  Each Loan Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to such Loan Party.  Agent may require any Loan Party to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and such Loan Party.  The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and the Lenders in an amount sufficient to pay in full Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

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Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to the Loan Parties or their representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3No Waiver.  Agent shall be under no obligation to marshal any of the Collateral for the benefit of the Loan Parties or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4Cumulative Remedies.  The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative.  The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11.  MISCELLANEOUS

11.1Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2Notice.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)If to Agent:

HERCULES CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer and Janice Bourque
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301
email: legal@htgc.com; jbourque@htgc.com; jmiotti@htgc.com
Telephone:  650-289-3060

(b)If to the Lenders:

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HERCULES CAPITAL, INC.
HERCULES CAPITAL IV, L.P.
Legal Department
Attention:  Chief Legal Officer and Janice Bourque
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301
email: legal@htgc.com; jbourque@htgc.com; jmiotti@htgc.com
Telephone:  650-289-3060

(c)If to any Loan Party:

Eloxx Pharmaceuticals, Inc.

480 Arsenal Way, Suite 130
Attention:  John Green
email:  john.green@eloxxpharma.com
Telephone: 781-775-3991

LATHAM & WATKINS LLP
Attention: Peter Handrinos
200 Clarendon Street
Boston, MA 02116
email: peter.handrinos@lw.com
Telephone: 617-948-6060

or to such other address as each party may designate for itself by like notice.

11.3Entire Agreement; Amendments.

(a)This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated August 18, 2021, and the Non-Disclosure Agreement).

(b)Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b).  The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and the Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender

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directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Loan Parties of any of their rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of the Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the Loan Parties, the Lender, the Agent and all future holders of the Loans.

11.4No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5No Waiver.  The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers.  No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Loan Parties at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter.

11.6Survival.  All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 8.1 and 11.15 shall survive the termination of this Agreement.

11.7Successors and Assigns.  The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each Loan Party and its permitted assigns (if any).  No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect.  Agent and the Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to the Loan Parties, and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of any Loan Party or a distressed debt or vulture fund (in each case, as reasonably determined by Agent in consultation with the Loan Parties), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed.  Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such

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Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require.  The Agent, acting solely for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8Participations.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations and proposed Section 1.163-5(b) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.  Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations herein and therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

11.9Governing Law.  This Agreement and the other Loan Documents, excluding the ISR Security Documents, have been negotiated and delivered to Agent and the Lenders in the State of California, and shall have been accepted by Agent and the Lenders in the State of California.  Payment to Agent and the Lenders by the Loan Parties of the Secured Obligations is due in the State of California.  This Agreement and the other Loan Documents, excluding the ISR Security Documents, shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws

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of any other jurisdiction.  Notwithstanding the foregoing, the ISR Security Documents, shall be governed by, and construed and enforced in accordance with, the laws of the State of Israel, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.10Consent to Jurisdiction and Venue.  All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California.  By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents.  Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction including but not limited to Israel.

11.11Mutual Waiver of Jury Trial / Judicial Reference.

(a)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF THE LOAN PARTIES, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE LOAN PARTIES AGAINST AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST ANY LOAN PARTY.  This waiver extends to all such Claims, including Claims that involve Persons other than Agent, the Loan Parties and the Lenders; Claims that arise out of or are in any way connected to the relationship among the Loan Parties, Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b)If the waiver of jury trial set forth in Section 11.11(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c)In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.10, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

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11.12Professional Fees.  Each Loan Party promises to pay Agent’s and the Lenders’ fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, each Loan Party promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and the Lenders after the Closing Date in connection with or related to:  (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Loan Parties or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Loan Parties, the Collateral, the Loan Documents, including with respect to the Guarantors, any such proceedings under the Israeli Insolvency Law, and including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of any Loan Party’s estate, and any appeal or review thereof.

11.13Confidentiality.  Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders by the Loan Parties are confidential and proprietary information of the Loan Parties, if and to the extent such information either (x) is marked as confidential by the Loan Parties at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”).  Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of the Loan Parties, except that Agent and the Lenders may disclose any such information:  (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, counsel, representative and other professional advisors if Agent or the Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than a Loan Party; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or the Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or the Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or the Lenders; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after default); (g) to any participant or assignee of Agent or the Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in the Agent or Lender (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality

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obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of the Loan Parties; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties or any of their Affiliates or any guarantor under this Agreement or the other Loan Documents.  Agent’s and the Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.14Assignment of Rights.  Each Loan Party acknowledges and understands that Agent or the Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”).  After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given.  No such assignment by Agent or the Lenders shall relieve any Loan Party of any of its obligations hereunder.  the Lenders agrees that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.15Revival of Secured Obligations.  This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Loan Party for liquidation or reorganization, including with respect to Guarantors, any such proceeding under the Israeli Insolvency Law, if any Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of any Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders.  The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in Cash.

11.16Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.17No Third Party Beneficiaries.  No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and the Loan Parties unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and the Loan Parties.

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11.18Agency.  Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto.  The Loan Parties acknowledge and agree to the terms and conditions set forth on Addendum 3 attached hereto.

11.19Publicity.  None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.

11.20Multiple Borrowers.  Each Loan Party hereby agrees to the terms and conditions set forth on Addendum 4 attached hereto.

11.21Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transaction Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.  guarantee

12.1The Guarantee.Guarantors hereby jointly and severally guarantee to Agent and the Lenders, and their successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans, all fees and other amounts and Secured Obligations from time to time owing to Agent and Lenders by Borrower and each other Loan Party under this Agreement or under any other Loan Document, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the “Guaranteed Obligations”). Guarantors hereby further jointly and severally agree that if Borrower or any other Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Guarantors shall promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same shall be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

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12.2Obligations Unconditional.  The obligations of Guarantors under Section 12.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by all applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 12.2 that the obligations of Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.  Without limiting the generality of the foregoing, it is expressly agreed that the Israeli Guarantee Law, 1967 (the “Israeli Guarantee Law”) shall not apply to this Agreement or to any Loan Document and that should the Israeli Guarantee Law for any reason be deemed to apply to this Agreement or to any Loan Document, each Guarantor organized under the laws of Israel (including the Eloxx ISR) hereby irrevocably and unconditionally waives all rights and defenses under the Israeli Guarantees Law that may have been available to it under the Israeli Guarantee Law. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)at any time or from time to time, without notice to Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)any lien or security interest granted as security for any of the Guaranteed Obligations shall fail to be perfected.

Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that Agent or any Lender exhaust any right, power or remedy or proceed against Borrower or any other Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  Without limiting any provisions of this Section 12, each Guarantor waives and agrees not to assert, to the fullest extent permitted by law, any other defences or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section. Each Guarantor waives the benefit of California Civil Code Section 2815 permitting termination or revocation of the continuing nature of this guarantee and the benefits of any rights and defences which are or may become available by reason of California Civil Code Sections 2787 through 2855, 2899 and 3433.

12.3Reinstatement.  The obligations of Guarantors under this Section 12 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by

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any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantors jointly and severally agree that they shall indemnify the Agent and Lenders on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket fees of counsel) incurred by such Persons in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

12.4Subrogation.  Guarantors hereby jointly and severally agree that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Term Commitments, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 12.1, whether by subrogation or otherwise, against Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

12.5Remedies.  Guarantors jointly and severally agree that, as between Guarantors, on one hand, and the Agent and Lenders, on the other hand, the obligations of Borrower under this Agreement and under the other Loan Documents may be declared to be forthwith due and payable as provided in Section 10 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 10) for purposes of Section 12.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Guarantors for purposes of Section 12.1.

12.6Continuing Guarantee.  The guarantee in this Section 12 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

12.7General Limitation on Guarantee Obligations.  In any action or proceeding involving any provincial, territorial or state corporate law, or any U.S. or non-U.S. state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, the Agent, any Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

12.8If at any time a third party, which is not an Affiliate, partner (general or limited), member, shareholder, manager, officer, director, employee, representative, agent, successor or assignee of any Loan Party, shall claim that the execution or enforcement of a Loan Document or ISR Security Documents by an Israeli Loan Party constitutes a “distribution” prohibited under the Israeli Companies Law, such event, if pertaining to the enforcement of a Loan Document or ISR Security Documents shall in no way be considered a breach of any representation or undertaking made by such Israeli Loan Party pursuant to the terms of the relevant Loan Document or ISR Security Document. In the event that such a claim is made, such Israeli Loan Party shall immediately either challenge such claim or lawfully permit such distribution, and any related costs and expenses for such actions shall be borne exclusively by such Israeli Loan Party. At such time

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that such Israeli Loan Party becomes aware of such claim, it shall immediately notify the Agent of any such claim and shall in good faith consult with the Agent regarding any actions to be taken by it to extinguish such claim.

(SIGNATURES TO FOLLOW)

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IN WITNESS WHEREOF, the Loan Parties, Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWERS:

ELOXX PHARMACEUTICALS, INC.

By: /s/ Sumit Aggarwal

Name: Sumit Aggarwal

Title: President and Chief Executive Officer

ZIKANI THERAPEUTICS, INC.

By: /s/ Sumit Aggarwal

Name: Sumit Aggarwal

Title: President and Chief Executive Officer

Guarantor:

ELOXX PHARMACEUTICALS LTD.

By: /s/ Sumit Aggarwal

Name: Sumit Aggarwal

Title: President and Chief Executive Officer

[Signature Page to Loan and Security Agreement]

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Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

By: /s/ Jennifer Choe

Name:Jennifer Choe

Title:Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

By: /s/ Jennifer Choe

Name:Jennifer Choe

Title:Associate General Counsel

HERCULES CAPITAL IV, L.P.

By:	Hercules Technology SBIC Management, LLC, its General Partner

By:Hercules Capital, Inc., its Manager

By: /s/ Jennifer Choe

Name:Jennifer Choe

Title:  Associate General Counsel

[Signature Page to Loan and Security Agreement]

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Table of Addenda, Exhibits and Schedules

Addendum 1:  Taxes; Increased Costs

Addendum 2:SBA Provisions

Addendum 3:Agent and Lender Terms

Addendum 4:Multiple Borrower Terms

Exhibit A:Advance Request
Attachment to Advance Request

Exhibit B:Name, Locations, and Other Information for Loan Parties

Exhibit C:Patents, Trademarks, Copyrights and Licenses

Exhibit D:Deposit Accounts and Investment Accounts

Exhibit E:Compliance Certificate

Exhibit F:Joinder Agreement

Exhibit G: [Reserved]

Exhibit H:ACH Debit Authorization Agreement

Exhibit I:[Reserved]

Exhibit J-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1Commitments

Schedule 1Subsidiaries
Schedule 1AExisting Permitted Indebtedness
Schedule 1BExisting Permitted Investments
Schedule 1CExisting Permitted Liens

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Schedule 4.4Post-Closing Deliveries
Schedule 5.3Consents, Etc.
Schedule 5.8Tax Matters
Schedule 5.9Intellectual Property Claims
Schedule 5.11Products
Schedule 5.15IIA Grants, Royalties, Payments, etc.

2

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS

1.	Defined Terms. For purposes of this Addendum 1:
a.	“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
b.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.

c.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

d.	“Foreign Lender” means a Lender that is not a U.S. Person.
e.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

f.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

g.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

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h.	“Recipient” means the Agent or any Lender, as applicable.
i.	“Withholding Agent” means the Borrower, any Guarantor and the Agent.
2.

Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by such Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3.

Payment of Other Taxes by Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

4.

Indemnification by Loan Parties.  The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, each Loan Party agrees to pay, and to save the Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of the Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

5.

Indemnification by the Lenders.  Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.

6.	Evidence of Payments. As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to the provisions of this Addendum 1, such Loan Party shall deliver

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to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

7.	Status of Lenders.
a.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements, or any other U.S. or non-U.S. withholding requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

b.	Without limiting the generality of the foregoing, in the event that a Loan Party is a U.S. Person,
i.

any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

ii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

A.

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B.	executed copies of IRS Form W-8ECI;
C.

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender

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is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D.

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

iii.

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

iv.

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by any Loan Party or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

c.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

8.

Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the

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extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9.

Increased Costs.  If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, the Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 9 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender pursuant to this Section 9 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the change in law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

10.

Survival.  Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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ADDENDUM 2 to LOAN AND SECURITY AGREEMENT

SBA Provisions

(a)Borrower’s Business.  For purposes of this Addendum 2, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103.  Borrower represents and warrants to Agent and the Lenders as of each SBA Funding Date and covenants to Agent and the Lenders for a period of one year after each SBA Funding Date or for such longer period as set forth below with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1.	Size Status. Borrower’s primary NAICS code is 541714 and has less than 26 employees in the aggregate;
2.

No Relender.  Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3.

No Passive Business.  Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties).  Borrower’s employees are carrying on the majority of day to day operations.  Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4.

No Real Estate Business.  Borrower is not classified under North American Industry Classification System (NAICS) codes 531110 (lessors of residential buildings and dwellings), 531120 (lessors of nonresidential buildings except miniwarehouses), 531190 (lessors of other real estate property), 237210 (land subdivision), or 236117 (new housing for-sale builders). Borrower is not classified under NAICS codes 236118 (residential remodelers), 236210 (industrial building construction), or 236220 (commercial and institutional building construction), if Borrower is primarily engaged in construction or renovation of properties on its own account rather than as a hired contractor. Borrower is not classified under NAICS codes 531210 (offices of real estate agents and brokers), 531311 (residential property managers), 531312 (nonresidential property managers), 531320 (offices of real estate appraisers), or 531390 (other activities related to real estate), unless it derives at least 80 percent of its revenue from non-Affiliate sources.  The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5.

No Project Finance.  Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a

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stream of cash payments be made to the business's financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells).  The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6.

No Farm Land Purchases.  Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7.

No Foreign Investment.  The proceeds of the Loan will not be used substantially for a foreign operation.  Borrower will not have, on or within one year after each SBA Funding Date and each other Loan provided by a Lender that is an SBIC more than 49 percent of its employees or tangible assets located outside the United States of America.

(b)Small Business Administration Documentation.  Agent and the Lenders acknowledge that Borrower completed, executed and delivered to Agent prior to each SBA Funding Date SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Agent regarding its intended use of proceeds from the sale of securities to the Lenders (the “Use of Proceeds Statement”).  Borrower represents and warrants to Agent and the Lenders that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of each SBA Funding Date is accurate and complete.

(c)Inspection.  The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents.  Subject to the preceding sentence, Borrower will permit, for so long as the Lenders holds any debt or equity securities of Borrower, Agent, the Lenders or their representative, at Agent’s or the Lenders’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Agent or the Lenders or the SBA.

(d)Annual Assessment.  Upon request of Agent or Lender, promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or the Lenders, Borrower will deliver to Agent a written assessment of the economic impact of the Lenders’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of the Lenders’ SBA Form 468.   The Lenders will assist Borrower with preparing such assessment.  In addition to any other rights granted hereunder, Borrower will grant Agent and the Lenders and the SBA access to Borrower’s

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books and records for the purpose of verifying the use of such proceeds.  Borrower also will furnish or cause to be furnished to Agent and the Lenders such other information regarding the business, affairs and condition of Borrower as Agent or the Lenders may from time to time reasonably request, and such information shall be certified by the President, Chief Executive Officer or Chief Financial Officer of Borrower to the extent requested by Agent or Lender for compliance with the SBIC Act.

(e)Use of Proceeds.  Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.16.  Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower's Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed.  Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will, to the extent required by Section 7.2, permit Agent and the Lenders and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.16.

(f)Activities and Proceeds.  Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720.  The Borrower shall not, nor shall it cause or permit any of its subsidiaries to, without obtaining the prior written approval of Agent, change the Borrower’s or any such subsidiary’s business activities from that conducted on the date hereof to a business activity from which a small business investment company is prohibited from providing funds by the SBIC Act.  The Borrower agrees that any such change in its or any such subsidiary’s business activities without such prior written consent of Agent shall constitute a material breach of the obligations of the Borrower under this Addendum 2.

(g)Redemption Provisions.  Notwithstanding any provision to the contrary contained in the Certificate of Incorporation of Borrower, as amended from time to time (the “Charter”), if, pursuant to the redemption provisions contained in the Charter, the Lenders is entitled to a redemption of its Warrant, such redemption (in the case of the Lenders) will be at a price equal to the redemption price set forth in the Charter (the “Existing Redemption Price”).  If, however, the Lenders delivers written notice to Borrower that the then current regulations promulgated under the SBIC Act prohibit payment of the Existing Redemption Price in the case of an SBIC (or, if applied, the Existing Redemption Price would cause the Series B preferred stock or preferred stock relating to any subsequent round to lose its classification as an “equity security” and the Lenders has determined that such classification is unadvisable), the amount the Lenders will be entitled to receive shall be the greater of (i) fair market value of the securities being redeemed taking into account the rights and preferences of such securities plus any costs and expenses of the Lenders incurred in making or maintaining each Warrant, and (ii) the Existing Redemption Price where the amount of accrued but unpaid dividends payable to the Lenders is limited to Borrower's earnings plus any costs and expenses of the Lenders incurred in making or maintaining each Warrant; provided, however, the amount calculated in subsections (i) or (ii) above shall not exceed the Existing Redemption Price.

(h)Compliance and Resolution.   Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Agent or the Lenders believes that

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there is a substantial risk of such assertion) that Agent, the Lenders and their affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to the Lenders by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and the Lenders.  In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or the Lenders believes that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, the Lenders and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, the Lenders, and any governmental regulatory agency, and (ii) upon request of the Lenders or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among Hercules Capital IV, L.P. and Hercules Capital, Inc.

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ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

Agent and Lender Terms

(a)Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Addendum 3, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c)Agent in Its Individual Capacity.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d)Exculpatory Provisions.  The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent shall not:

(i)	be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;
(ii)

have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)

except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.

(e)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

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(f)The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent. Reliance by Agent.  Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties.  In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents.  Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith.  Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction.  Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of the Lenders unless Agent shall have been provided by the Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

1.1

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ADDENDUM 4 to LOAN AND SECURITY AGREEMENT

Multiple Borrower Terms

(a)Borrower’s Agent.  Each of the Borrowers hereby irrevocably appoints Eloxx Pharmaceuticals, Inc. as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender.  The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan, disbursement instruction, report, information or any other notice or communication made or given by Eloxx Pharmaceuticals, Inc., whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.

(b)Waivers.  Each Borrower hereby waives:  (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding.  Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations.  If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or

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recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement.  Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c)Consents.  Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion:  (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable.  Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations.  Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations.  Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d)Independent Liability.  Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto.  Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or

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expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

(e)Subordination.  All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

(f)Service of Process.  Eloxx ISR and each Subsidiary of any Loan Party that is organized outside of the United States of America shall appoint CT Corporation System, or other agent acceptable to Agent, as its agent for the purpose of accepting service of any process in the United States of America, evidenced by a service of process letter in form and substance satisfactory to Agent (each, a “Process Letter”). Each Loan Party shall take all actions, including payment of fees to such agent, to ensure that each Process Letter remains effective at all times.

1.1

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EXHIBIT A

ADVANCE REQUEST

To: Agent:Date:[_________________]

Hercules Capital, Inc. (the “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Attn: Legal Department

Eloxx Pharmaceuticals, Inc., a Delaware corporation (“Borrower”) hereby requests from [Hercules Capital, Inc.][Hercules Capital IV, L.P.] a [Tranche 1][Tranche 2][Tranche 3] Advance in the amount of [_____________________] Dollars ($[________________]) (the “Advance Amount”) on [______________] (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, the Guarantors party thereto, Agent and Lenders (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please [apply the Advance Amount as set forth in the agreed funds flow, and with respect to net proceeds payable to Borrower]:

(a)Issue a check payable to Borrower________

or

(b)Wire Funds to Borrower’s account________

Bank:                        _____________________________
Address:                    _____________________________
                                  _____________________________
ABA Number:          _____________________________
Account Number:     _____________________________
Account Name:        _____________________________

Contact Person:        _____________________________
Phone Number

To Verify Wire Info: _____________________________

Email address:           _____________________________

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to:  (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that each Loan Party is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents.  Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, the Lender may decline to fund the requested Advance.

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Borrower hereby represents that each Loan Party’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of the date set forth above.

ELOXX PHARMACEUTICALS, INC.

By:

Name:

Title:

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ATTACHMENT TO ADVANCE REQUEST

Dated: [_______________________]

Borrower hereby represents and warrants to Agent that each Loan Party’s current name and organizational status is as follows:

Name:	Eloxx Pharmaceuticals, Inc.
Type of organization:	corporation
State of organization:	Delaware
Organization file number:	3104809
Name:	Zikani Therapeutics, Inc.
Type of organization:	corporation
State of organization:	Delaware
Organization file number:	5461168
Name:	Eloxx Pharmaceuticals Ltd.
Type of organization:	private company
State of organization:	Israel
Organization file number:	51-497070-6

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of the Loan Parties’ current locations are as follows:

Eloxx Pharmaceuticals, Inc.:

Zikani Therapeutics, Inc.:

Eloxx Pharmaceuticals Ltd.:

Borrower hereby represents and warrants to Agent that the Advance Amount does not exceed the Maximum Term Loan Amount as follows:

a.Advance Amount: $[________________]

b.Maximum Tranche [1][2][3] Amount $[12,500,000][7,500,000][10,000,000]

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c.Maximum Term Loan Amount: $30,000,000

d.Is clause a. less than or equal to clause b.? Yes/Compliant _______ No/Non-Compliant _______

[e.Evidence of achievement of the Clinical Milestone and Equity Milestone is attached hereto.]1

[1]	To be included for Tranche 2 Advance.

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EXHIBIT B

NAME, LOCATIONS, AND OTHER INFORMATION FOR LOAN PARTIES

1.  Borrower hereby represents and warrants to Agent that each Loan Party’s current name and organizational status is as follows:

Name:	Eloxx Pharmaceuticals, Inc.
Type of organization:	corporation
State of organization:	Delaware
Organization file number:	3104809
Name:	Zikani Therapeutics, Inc.
Type of organization:	corporation
State of organization:	Delaware
Organization file number:	5461168
Name:	Eloxx Pharmaceuticals Ltd.
Type of organization:	private company
State of organization:	Israel
Organization file number:	51-497070-6

2.  Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name:
Used during dates of:
Type of Organization:
State of organization:
Organization file Number:
Borrower’s fiscal year ends on _____
Borrower’s federal employer tax identification number is: _______________

       3.  Borrower represents and warrants to Agent that the Loan Parties’ chief executive office is located at:

Eloxx Pharmaceuticals, Inc.:

480 Arsenal Way, Suite 130

Watertown, MA 02472

Zikani Therapeutics, Inc.:

480 Arsenal Way, Suite 130

Watertown, MA 02472

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Eloxx Pharmaceuticals Ltd.:

10 Prof. Menachem Plant Street

Rehovot, Israel 7670621

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EXHIBIT C

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

Patents.

Trademarks.

Copyrights.

Licenses.

EXHIBIT D

DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

EXHIBIT E

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated September 30, 2021 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”), ELOXX PHARMACEUTICALS, INC., a Delaware corporation (“Eloxx”), ZIKANI THERAPEUTICS, INC., a Delaware corporation (“Zikani”), together with Eloxx, as Borrowers, and ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, as Guarantor.  All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity, that in accordance with the terms and conditions of the Loan Agreement, except as set forth below, (i) each Loan Party is in compliance for the period ending ___________ of all covenants, conditions and terms and (ii) hereby reaffirms that all representations and warranties contained therein are true and correct in all material respects (to the extent not already qualified by materiality) on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.  Attached are the required documents supporting the above certification.  The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	[Monthly within 30 days]
Interim Financial Statements	[Quarterly within 45 days]
Audited Financial Statements	[FYE within 90 days]

ACCOUNTS OF BORROWER AND ITS SUBSIDIARIES AND AFFILIATES

The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Loan Party or Subsidiary/Affiliate, as applicable.

Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
Loan Parties Name/Address:
1
2
3
4
5
6
7

Loan Parties / SUBSIDIARY / AFFILIATE Name/Address
1
2
3
4
5
6
7

FINANCIAL COVENANT	REQUIRED	ACTUAL	COMPLIES?
Minimum Qualified Cash	$[2]	$ (including $[_____] in Qualified Cash A/P Amount)	Yes No

Very Truly Yours,

ELOXX PHARMACEUTICALS, INC.

By:

Name:

Title:

[2]

Prior to August 15, 2022, Borrower shall maintain Qualified Cash of at least $6,250,000 plus the Qualified Cash A/P Amount.  Commencing August 15, 2022 and at all times thereafter until Borrower has achieved either the Equity Milestone or the Clinical Milestone, Borrower shall maintain Qualified Cash of at least $10,000,000 plus the Qualified Cash A/P Amount; provided that at such time that Borrower has achieved either the Equity Milestone or the Clinical Milestone, and at all times thereafter, the Borrower shall maintain Qualified Cash of at least $6,250,000 plus the Qualified Cash A/P Amount.

EXHIBIT F

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [          ], 20[  ], and is entered into by and between__________________., a ___________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A.  Subsidiary’s Affiliate, [Eloxx Pharmaceuticals, Inc.][Zikani Therapeutics, Inc.] (“Company”) has entered into that certain Loan and Security Agreement dated September 30, 2021, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lenders”) and the Agent, as such agreement may be amended, restated or modified (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;

B.  Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.
2.

By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement as a [Borrower][Guarantor] (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [        ], (b) neither Agent nor the Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements.  To the extent that Agent or the Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity.  By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and the Lenders shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on the Lenders.

3.

Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.

4.

Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession

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under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

5.

As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:

[__]

By:____________________________________ Name:__________________________________ Title: ___________________________________

Address:

Telephone: ___________
email: ____________

AGENT:

HERCULES CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Telephone:  650-289-3060

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EXHIBIT G

[reserved]

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EXHIBIT H

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.
Hercules Capital IV, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA  94301

Re:  Loan and Security Agreement dated September 30, 2021 (the “Agreement”) by and among Eloxx Pharmaceuticals, Inc., a Delaware corporation (“Borrower”) and Hercules Capital, Inc., as agent (“Company”) and the lenders party thereto (collectively, the “Lenders”)

In connection with the above referenced Agreement, the Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or the Lenders pursuant to Section 11.12 of the Agreement to the Borrower’s account indicated below.  The Borrower authorizes the depository institution named below to debit to such account.

Depository Name	Branch
City	State and Zip Code
Transit/ABA Number	Account Number

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

ELOXX PHARMACEUTICALS, INC.

By:

Name:

Title:

Date: _______________________, 2021

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EXHIBIT I

[reserved]

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EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among eloxx pharmaceuticals, Inc., a Delaware corporation (“ELOXX”), ZIKANI THERAPEUTICS, Inc., a Delaware corporation (“ZIKANI” and together with ELOXX, and any other Person party to the Loan Agreement from time to time as a borrower, collectively, the “Borrower”), ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (“ELOXX ISR”, and any other Person party to the Loan Agreement from time to time as a guarantor, collectively, the “Guarantor”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___[NAME OF LENDER]

By:	____________________________
Name:	____________________________
Title:	____________________________

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among eloxx pharmaceuticals, Inc., a Delaware corporation (“ELOXX”), ZIKANI THERAPEUTICS, Inc., a Delaware corporation (“ZIKANI” and together with ELOXX, and any other Person party to the Loan Agreement from time to time as a borrower, collectively, the “Borrower”), ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (“ELOXX ISR”, and any other Person party to the Loan Agreement from time to time as a guarantor, collectively, the “Guarantor”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___[NAME OF PARTICIPANT]

By:	____________________________
Name:	____________________________
Title:	____________________________

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among eloxx pharmaceuticals, Inc., a Delaware corporation (“ELOXX”), ZIKANI THERAPEUTICS, Inc., a Delaware corporation (“ZIKANI” and together with ELOXX, and any other Person party to the Loan Agreement from time to time as a borrower, collectively, the “Borrower”), ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (“ELOXX ISR”, and any other Person party to the Loan Agreement from time to time as a guarantor, collectively, the “Guarantor”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___[NAME OF PARTICIPANT]

By:	____________________________
Name:	____________________________
Title:	____________________________

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan and Security Agreement dated as of September 30, 2021 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among eloxx pharmaceuticals, Inc., a Delaware corporation (“ELOXX”), ZIKANI THERAPEUTICS, Inc., a Delaware corporation (“ZIKANI” and together with ELOXX, and any other Person party to the Loan Agreement from time to time as a borrower, collectively, the “Borrower”), ELOXX PHARMACEUTICALS LTD., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6 (“ELOXX ISR”, and any other Person party to the Loan Agreement from time to time as a guarantor, collectively, the “Guarantor”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).

Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: _____________ ___, 20___[NAME OF LENDER]

By:	____________________________
Name:	____________________________
Title:	____________________________

SCHEDULE 1.1

COMMITMENTS

LENDERS	tranche 1 COMMITMENT	TRANCHE 2 COMMITMENT	TRANCHE 3 COMMITMENT*
Hercules capital, inc.	$0	$0	$3,750,000
HERCULES CAPITAL IV, L.P.	$12,500,000	$7,500,000	$6,250,000
TOTAL COMMITMENTS	$12,500,000	$7,500,000	$10,000,000

*Funding of Tranche 3 is subject to approval by Lenders’ investment committee in its sole discretion.

Schedule 1

Subsidiaries

Legal Name of Loan Party	Jurisdiction of Formation	Organizational Number	Jurisdictions where Qualified to do Business	Holder
Eloxx Pharmaceuticals Ltd.	Israel	Israel ID: 514970706	Israel	Eloxx Pharmaceuticals, Inc.
Fabrus, Inc.	Delaware	45-4124686	Delaware	Eloxx Pharmaceuticals, Inc.
Zikani Therapeutics, Inc.	Delaware	90-1138559	Delaware Massachusetts	Eloxx Pharmaceuticals, Inc.
Eloxx Pharmaceuticals (AUS) Pty Ltd	Australia	Australia Company No.: 652 437 351	Australia	Eloxx Pharmaceuticals Ltd.

Schedule 1A

Existing Permitted Indebtedness

Payroll Protection Program loan incurred by Eloxx Pharmaceuticals, Inc. in a principal amount of $796,542, with a maturity date of April 21, 2022.